SUBSCRIPTION AGREEMENT

Private Placement of Up To
One Million Dollars ($1,000,000)

Bridge Loan

HOW TO SUBSCRIBE

The minimum investment which must be made by any subscriber is $50,000 in the form of a Note (individually, the “Note” and collectively, the "Notes") of The Tube Media Corp. (the "Company"). Subscribers can purchase additional Notes in excess of the minimum amount of $50,000. Any qualified subscriber who wishes to purchase a Note should deliver the following items to the Company, at 1451 W. Cypress Creek Road, Suite 300, Fort Lauderdale, FL 33309, Attention: David C. Levy, President:

(1) one dated and executed copy of the Subscription Agreement with all blanks properly completed; and

(2) a check payable to the order of “The Tube Media Corp.” in the amount being subscribed for.

THE NOTE BEING SUBSCRIBED FOR PURSUANT TO THIS SUBSCRIPTION AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE NOTE MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE LAWS AS MAY BE APPLICABLE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ADDITIONAL RESTRICTIONS ON TRANSFER OF THE NOTE ARE SET FORTH IN THIS SUBSCRIPTION AGREEMENT.

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (the "Agreement") between The Tube Media Corp., a Delaware corporation (the "Company"), and the purchaser identified on the signature page hereto (the "Subscriber").

BACKGROUND

Subscriber desires to loan, and the Company desires to accept a loan, up to the amount as set forth in a Promissory Note of even date herewith between the Subscriber and the Company (the "Note") and as set forth on the signature page hereto, upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. SUBSCRIPTION FOR NOTE.

(a) Subscriber hereby subscribes for and agrees to loan up to that amount set forth on the signature page hereto and as set forth in the Note, being $400,000 (the “Purchase Price”) on the terms and conditions described herein and as set forth in the form of Note attached hereto as Exhibit B. Should the sum of at least $2 million of financing not be received from the Subsequent Offering (as hereinafter defined) then the Subscriber agrees to subscribe for an additional $100,000 on April 7, 2006 on the same terms and conditions as set forth herein and in the Note.

(b) Subscriber encloses herewith a check payable to the order of “The Tube Media Corp.” in an amount equal to the Purchase Price.

(c)  By executing this Agreement, the Subscriber acknowledges that the Subscriber has been informed of various matters relating to the Company, including but not limited to, the Risk Factors described in reports that the Company has filed with the Securities and Exchange Commission.

2. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER.

Subscriber hereby represents and warrants as of the date hereof and as of the closing date that:

(a) If the Subscriber is an entity, (i) the Subscriber is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Note and otherwise carry out its obligations thereunder; and (ii) the execution, delivery and performance by the Subscriber of the transactions contemplated by this Agreement and the Note have been duly authorized by all necessary corporate or similar action on the part of the Subscriber. The Agreement has been duly executed by the Subscriber, and when delivered by the Subscriber in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Subscriber, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application effecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law;

(b) The Subscriber understands that the Note is a “restricted security” and has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law. The Subscriber is acquiring the Note as principal for its own account for investment and not with a view to, or for sale in connection with, any distribution of such Note or any part thereof, has no present intention of distributing any of such Note and has no arrangement or understanding with any other persons regarding distribution of such Note. The Subscriber does not have any agreement or understanding, directly or indirectly, with any person to distribute the Note;

(c) At any time the Subscriber was offered the Note, it was and at the date hereof it is, an “accredited investor” as defined in Regulation D of the Securities Act, which definition is set forth on Exhibit A attached hereto. The Subscriber understands that the Note is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Agreement, including, without limitation, that the Subscriber is an “accredited investor.” The Subscriber is not, and is not required to be, registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended;

(d) The Subscriber, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment. The Subscriber is able to bear the economic risk of an investment in the Note, has no need for liquidity with respect to its investment, and, at the present time, is able to afford a complete loss of such investment;

(e) The Subscriber is not purchasing the Note as a result of any advertisement, article, notice or other communication regarding the Note published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement;

(f) The Subscriber has had the opportunity to request and receive all information deemed necessary by it to evaluate an investment in the Company, including the Company’s business plan. The Subscriber confirms that the Company has made available to the Subscriber the opportunity to ask questions of, and receive answers from the Company concerning the terms and conditions of the Note and the nature of the business of the Company, and to obtain additional information or documents which the Company possesses or can acquire without unreasonable effort or expense. The Subscriber confirms that it has relied solely on the foregoing information and documents provided by the Company and the reports that the Company files with the Securities and Exchange Commission to evaluate an investment in the Company. In formulating the decision to acquire the Note, the Subscriber has relied solely upon its own advisors and its own independent investigation of the Company with respect to this Agreement and the nature and effect of any investment in the Note;

(g) The Subscriber represents that after the date the Subscriber learned of the terms of this transaction and prior to the date hereof, neither it nor any person over which the Subscriber has direct control, have made any net short sales of, or granted any option for the purchase of or entered into any hedging or similar transaction with the same economic effect as a net short sale, in the Company’s common stock;

(h) The Subscriber agrees to maintain in confidence non-public information, including this proposed financing, its terms and the information contained in the Company’s business plan, regarding the Company obtained from the Company or its agents during the course of this transaction and understands that the Company has caused these materials to be delivered to Subscriber in reliance upon such agreement; provided however, that the Subscriber can deliver confidential non-public information to any potential investor in the Subsequent Offering transaction in the event such potential investor executes an appropriate Non-disclosure Agreement in a form acceptable to the Company. The Subscriber also agrees not to trade in the Company’s securities on the basis of such non-public information obtained during the course of this transaction;

(i) If the Subscriber is an individual, Subscriber is at least 18 years of age and a bona fide resident and domiciliary (not a temporary or transient resident) of the state or country indicated on the signature page hereof and Subscriber has no present intention of becoming a resident of any other state or jurisdiction;

(j) If the Subscriber is not an individual, Subscriber is domiciled in the state or country indicated on the signature page hereof, has no present intention of becoming domiciled in any other state or jurisdiction;

(k) Except for commissions payable to ________, no brokerage or finder’s fees or commissions are or will be payable to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement based upon arrangements made by the Subscriber or any of its affiliates. The Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of persons for fees of a type contemplated by this section that may be due in connection with transactions contemplated by this Agreement based upon arrangements made by the Subscriber or any of its affiliates.

(l) The Subscriber understands that the Securities and Exchange Commission nor any state regulatory authority has approved the Note offered hereby or passed upon the adequacy or accuracy of the information furnished to the Subscriber or endorsed the merits of this transaction. Any representation to the contrary is a criminal offense.

(m) All of the written information pertaining to the Subscriber which the Subscriber has furnished to the Company, and all information pertaining to the Subscriber which is set forth in this Agreement, is correct and complete as of the date hereof and, if there should be any material change in such information hereafter, the Subscriber shall promptly furnish such revised or corrected information to the Company. The Subscriber otherwise meets any special suitability standards applicable to the Subscriber's state of residence.

(n) The Subscriber agrees that any information furnished by the Company to the Subscriber does not constitute investment, accounting, legal or tax advice and the Subscriber is relying on professional advisers for such advice; and

(o) The Subscriber understands the meaning and legal consequences of the foregoing representations and warranties. The Subscriber certifies that each of the foregoing representations and warranties is true and correct as of the date hereof and shall survive the execution hereof and the purchase of the Note.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

(a) Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification. The Company has all requisite corporate power and authority to carry on its business as now conducted.

(b) Authorization. All corporate action on the part of the Company and its officers, and directors necessary for the authorization, execution, delivery and performance of this Agreement and the Note (collectively, the “Transaction Documents” ) and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, this Agreement and the Transaction Documents shall constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Company has all requisite corporate power to enter into this Agreement and the Transaction Documents and to carry out and perform its obligations under the terms of this Agreement and the Transaction Documents.

(c) Consents. All consents, approval, orders, authorizations, registrations, qualifications, and filings required on the part of the Company to be obtained or made prior to the Closing in connection with the execution, delivery or performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated herein and therein, have been obtained or made or will be obtained or made, prior to the Closing

(d) No Conflict. The execution and delivery of this Agreement or any of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit or give rise to an event which results in the creation of any lien, charge, restriction, claim or other encumbrance upon any of the Company’s properties or assets under (i) any provision of the Certificate of Incorporation or Bylaws of the Corporation or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or any of its properties or assets.

4. TRANSFER RESTRICTIONS.

(a) Subscriber represents that he understands that the sale or transfer of the Note are severely restricted and that:

(i) The Note has not been registered under the Securities Act or the laws of any other jurisdiction by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, and that the Company's reliance on such exemptions is predicated on the accuracy and completeness of the Subscriber's representations, warranties, acknowledgments and agreements herein. The Note cannot be sold or transferred by Subscriber unless subsequently registered under applicable law or an exemption from registration is available. The Company is not required to register the Note or to make any exemption from registration available;

(ii) The right to sell or transfer any of the Note will be restricted as described in this Agreement which include restrictions against sale or transfer in violation of applicable securities laws, the requirement that an opinion of counsel be furnished that any proposed sale or transfer will not violate such laws and other restrictions and requirements; and

(iii) There will be no public market for the Note and the Subscriber may not be able to sell or otherwise transfer the Note. Accordingly, the Subscriber must bear the economic risk of Subscriber's investment for an indefinite period of time.

(b) The Subscriber agrees that he will not offer to sell, sell or transfer the Note or any part thereof or interest therein without registration under the Securities Act and applicable state securities laws or without providing to the Company an opinion of counsel acceptable to the Company that such offer, sale or transfer is exempt from registration under the Securities Act and under applicable state securities laws.

(c) The Subscriber acknowledges that the Note will bear the following legend:

“The Note has not been registered with the Securities and Exchange Commission, or the securities commission of any state, in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which shall be reasonably acceptable to the Company.”

Subscriber further acknowledges that the Company reserves the right to place a stop order against the Note and to refuse to effect any transfers thereof in the absence of an effective registration statement with respect to the Note or in the absence of an opinion of counsel to the Company that such transfer is exempt from registration under the Securities Act and under applicable state securities laws.

5. SUBSCRIPTION IRREVOCABLE BY SUBSCRIBER BUT SUBJECT TO ACCEPTANCE OR REJECTION BY THE COMPANY.

(a) This Agreement is not, and shall not be, revocable by the Subscriber.

(b) The Company, in its sole discretion, has the right to terminate or withdraw the offering at any time, to accept or reject subscriptions in other than the order in which they were received, to reject any subscription in whole or in part, to allot to the Subscriber less than the amount of Note subscribed for, and to return without interest the amount paid by the Subscriber.

(c) The Subscriber understands and agrees that this Agreement is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's completion, execution and delivery of this Agreement.

(d) In the event of rejection of this subscription in whole (but not in part), or in the event the sale of the Note subscribed for by the Subscriber is not consummated by the Company for any reason (in which event this Agreement shall be deemed to be rejected), this Agreement and any other agreement entered into between the Subscriber and the Company relating to this subscription shall thereafter have no force or effect, except for the Subscriber’s agreement to maintain in confidence non-public information obtained during the course of this transaction, and the Company shall promptly cause to be returned to the Subscriber the Purchase Price remitted by the Subscriber, without interest thereon or deduction therefrom. In the event that this subscription is accepted in part, the Company shall promptly cause to be returned to the Subscriber that portion of the Purchase Price remitted by the Subscriber which represents payment for the Note for which this subscription was not accepted, without interest thereon or deduction therefrom.

6. INDEMNIFICATION AND HOLD HARMLESS.

The Subscriber agrees that if the Subscriber breaches any agreement, representation or warranty the Subscriber has made in this Agreement, the Subscriber agrees to indemnify and hold harmless the Company and its directors, officers, employees, shareholders, financial advisors, attorneys and accountants against any claim, liability, loss, damage or expense (including, without limitation, attorneys' fees and other costs of investigating and litigating claims) caused, directly or indirectly, by the Subscriber's breach.

7. ESCROW. The parties agree that this subscription is for purposes of consummating a bridge loan on the terms as set forth in the bridge Note being executed simultaneously herewith. The parties further agree to use diligent efforts to close a private placement financing up to $5,000,000 on the terms as set forth in a non-binding letter of intent with Nite Capital L.P. (the “Subsequent Offering”). Accordingly, the parties hereby agree that any funds raised in the Subsequent Offering shall be paid into an escrow account, held by a mutually acceptable escrow agent, and that upon any release of funds from the escrow account, the bridge loan shall be repaid in accordance with the terms of the bridge Note of even date herewith

8. MISCELLANEOUS.

(a) This Agreement states the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. The Company's business plan and other information provided by the Company to the Subscriber is not part of this Agreement and is subject to change as circumstances require.

(b) This Agreement, upon acceptance by the Company, shall bind, benefit, and be enforceable by and against each party hereto and its successors, assigns, heirs administrators and executors. This Agreement in not transferable or assignable by the Subscriber. The agreements, representations and warranties contained herein shall be deemed to be made by and be binding upon the Subscriber and such Subscriber's heirs, executors, administrators, other personal representatives, and their respective successors and permitted assigns.

(c) If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

(d) Article and section headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

(e) Words used in this Agreement shall be construed to be of such number and gender as the context requires or permits. Unless a particular context clearly provides otherwise, the words "hereof" and "hereunder" and similar references refer to this Agreement in its entirety and not to any specific Section or subsection.

(f) THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

(g) Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address. Notices to the Company shall be addressed to David C. Levy, President, The Tube Media Corp., 1451 W. Cypress Creek Road, Suite 300, Fort Lauderdale, FL 33309.

(h) This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date set forth below.

Subscription: I hereby subscribe for, and agree to purchase a Note for a Purchase Price of $400,000.

Print Name of Subscriber(s): Barry Honig

Signature(s):           /s/ Barry Honig

Print Name and Title of Signatory, if signing for an entity:

Residence/Domicile:

Street Number and Street

City/State/Zip Code

Country

Telephone Number

Social Security/Taxpayer/Employer
Identification Number(s)

The Company hereby accepts the foregoing subscription for $400,000 of a Note as of March 31, 2006.

THE TUBE MEDIA CORP.

By:	/s/ David Levy
Name: David Levy
Title: President

EXHIBIT A

ACCREDITED INVESTOR

An “accredited investor” is one who comes within any of the following :

1.
Any bank as defined in section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.	Any private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940;

3.
Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

6.
Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has reasonable expectation of reaching the same income level in the current year;

7.
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

8.	Any entity in which all of the equity owners are accredited investors.

EXHIBIT B

FORM OF PROMISSORY NOTE